EXHIBIT 16(b)
              EXPLANATION OF YIELD AND EFFECTIVE YIELD CALCULATION


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              EXPLANATION OF YIELD AND EFFECTIVE YIELD CALCULATION

Money Market Series

     The following is an example of the yield calculation for the Money Market Series based on a seven day period ending October 31, 1994.

Assumptions:
     Value of a Hypothetical pre-existing account with
       exactly one share at the beginning of the period           1.000000
     Value of the same account (excluding capital changes)
       at the end of the seven day period                         1.000812748
Calculation:
     Ending Account Value                                         1.000812748
     Less beginning account value                                 1.000000
     Net change in account value                                  0.000812748
Base period return:
     (adjusted change/beginning account value)                    0.000812748
Current yield = 0.000812748 x (365/7) =                           4.24%
Effective yield= [(1 + 0.000812748)(365)/7]-1                     4.33%

Other Series

     The following is an example of the yield calculation for the High Yield Series based on a 30 day period ending October 31, 1994.

     The yield is computed by dividing the net investment income per share earned during the accounting period by the maximum offering price per share on the last day of the period, according to the following formula:

YIELD = 2[(a-b/cd)+1)(6)-1]

Where:    a    =    dividends and interest earned during the period.
          b    =    expenses accrued for the period (net of reimbursements).
          c    =    the average daily number of shares outstanding during
                    the period that were entitled to receive dividends.
          d    =    the maximum offering price per share on the last day of
                    the period.

Class A
-------

The yield of the High Yield Series is computed as follows:

     Yield = 2[(4,878,418 - 595,504/63,641,883 x 8.51) +1)(6) - 1] = 9.51%

The yield of the Convertible Series is computed as follows:

     Yield = 2[(1,111,102 - 211,550/13,007,401 x 18.44) + 1)(4) - 1] = 4.54%

The yield of the U.S. Government Securities Series is computed as follows:

     Yield = 2[(1,308,223 - 211,588/29,761,079 x 0.32) + 1)(6) - 1] = 3.68%

The yield of the Balanced Series is computed as follows:

     Yield = 2[(6,470,368 - 1,2997,809/172,342,336 x 16.99) + 1)(6) - 1] = 2.88%

The yield of the Growth Series is computed as follows:

     Yield = 2[(4,960,396 - 1,594,936/101,288,492 x 22.20) + 1)(6) - 1] = 1.63%

The yield of the Stock Series is computed as follows:

     Yield = 2[(492,214 - 142,281/10,349,578 x 13.99) + 1)(6) - 1] = 2.34%

Class B
-------

     Yield = 2[(31.032 - 9.028/496,596 x 8.13) + 1)(6) - 1] = 9.07%

     Yield = 2[(3.965 - 1.077/40.317 x 17.55) + 1)(6) - 1] = 3.65%

     Yield = 2[(4.560 - 1.634/190,509 x 0.86) _ 1)(6) - 1] = 5.17%

     Yield = 2[(13,382 - 5.788/269,664 x 15.23) + 1)(6) - 1] = 2.24%

     Yield = 2[(5,896 - 3.788/119,348 x 21.19) + 1)(6) - 1] = 1.00%

     Yield = 2[(779 - 484/20.398 x 13.37) + 1)(6) - 1] = 1.52%